UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 13, 2015

SEARS HOMETOWN AND OUTLET STORES, INC.
(Exact name of registrant as specified in charter)

Delaware	001-35641	80-0808358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5500 Trillium Boulevard, Suite 501 Hoffman Estates, Illinois		60192
(Address of principal executive offices)		(Zip code)
Registrant’s telephone number, including area code: (847) 286-7000
(Former name or former address, if changed since last report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.
Before the opening of the market on March 13, 2015 Sears Hometown and Outlet Stores, Inc. (the "Company") issued a news release regarding its preliminary 2014 fourth quarter and 2014 fiscal year earnings. The news release is attached hereto as Exhibit 99.1.

Item 8.01	Other Events.
The Company also announced, via the above-referenced news release, that it intends to hold its 2015 Annual Meeting of Stockholders on May 27, 2015 and intends to begin mailing its proxy statement and related materials for the Annual Meeting on or about April 14, 2015. The Company further announced that it has fixed April 7, 2015 as the record date for determining stockholders entitled to notice of, and to vote at, the Annual Meeting.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits
99.1 News release dated March 13, 2015.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SEARS HOMETOWN AND OUTLET STORES, INC.

By:	/s/ Ryan D. Robinson

Ryan D. Robinson
Senior Vice President and Chief Financial Officer
Date: March 13, 2015

EXHIBIT INDEX

Exhibit Number	Document Description

99.1	News release of Sears Hometown and Outlet Stores, Inc. dated March 13, 2015.